Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement (No. 1) on Form S-1 of OmniAmerican Bank of our report dated March 23, 2009, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
Dallas, Texas
September 11, 2009
McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.